UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue, City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 10, 2007, we entered into Stock Option Cancellation Agreements with certain of our executive officers, pursuant to which certain stock options previously granted to each such executive officer were cancelled in exchange for a nominal payment by us of $1.00 in the aggregate. The shares underlying the cancelled stock options will become available for future issuance under our 2006 Equity Incentive Plan, thereby temporarily postponing the need to seek shareholder approval of an increase in the share reserve of such plan.

The Stock Option Cancellation Agreements indicated that other than such nominal payment, the applicable executive officers had not received, and would not receive, any additional consideration in exchange for the cancellation of such options. Accordingly, while each such executive officer will be eligible to receive future equity grants in connection with our regular grant practices, no such executive officer will receive any future equity award in exchange for the cancellation of such options.

The executive officers that entered into Stock Option Cancellation Agreements, and the aggregate number of shares underlying the stock options cancelled pursuant to such agreements, are as follows:

Name	Title	Aggregate Number of Shares Underlying Stock Options
Elizabeth McLaughlin	Chief Executive Officer	300,000
Gerald Cook	President, Hot Topic	100,000
James McGinty	Chief Financial Officer	50,000

A copy of the form of Stock Option Cancellation Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Form of Stock Option Cancellation Agreement

2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/s/ James McGinty
James McGinty Chief Financial Officer

Date: December 12, 2007

3.

EXHIBIT INDEX

Number	Description

10.1	Form of Stock Option Cancellation Agreement

4.